UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3—Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On January 23, 2018, REAC Group, Inc. (the “Company”) issued 100,000,000 shares of its common stock to sole officer and director, Robert DeAngelis, as his 2017 annual bonus per his employment agreement.  The shares were valued at $0.0033, which is the average price for which the Company stock sold during the ten (10) trading days ending January 23, 2018, as reported on OTCMarkets website.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D under the Act. No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

Date: January 25, 2018	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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